News Release

Exhibit 99.1
Company Contact:
Dan Smith
Acuity Brands, Inc.
(404) 853-1423

Acuity Brands Reports Record First Quarter Results
Net Sales Rose 14 Percent and Adjusted Diluted EPS Increased 25% to $1.65
ATLANTA, January 8, 2016 - Acuity Brands, Inc. (NYSE: AYI) (“Company”) today announced record first quarter net sales, net income, and diluted earnings per share (“EPS”). Fiscal 2016 first quarter net sales of $736.6 million increased $89.2 million, or 14 percent, compared with the year-ago period. Operating profit for the first quarter of fiscal 2016 was $112.4 million, an increase of $25.7 million, or 30 percent, over the year-ago period. Net income for the first quarter of fiscal 2016 was $68.4 million, an increase of 34 percent compared with the prior-year period. Fiscal 2016 first quarter diluted EPS of $1.57 increased 34 percent compared with $1.17 for the year-ago period.
Fiscal 2016 first quarter adjusted diluted EPS increased 25 percent to $1.65 compared with adjusted diluted EPS of $1.32 for the year-ago period. Adjusted operating profit for the first quarter of fiscal 2016 increased $20.4 million, or 21 percent, to $117.1 million, or 15.9 percent of net sales, compared with the year-ago period adjusted operating profit of $96.7 million, or 14.9 percent of net sales Adjusted results exclude the impact of certain purchase accounting adjustments and stock-based compensation related to the acquisition of Distech Controls as well as acquisition-related professional fees and special charges for streamlining activities. Management believes these items impacted the comparability of the Company's results and that adjusted financial measures enhance the reader’s overall understanding of the Company's current financial performance by making results comparable between periods. A reconciliation of adjusted financial measures to the most directly comparable U.S. GAAP measure is provided in the tables at the end of this release.
Vernon J. Nagel, Chairman, President, and Chief Executive Officer of Acuity Brands, commented, “We were extremely pleased with our achievement of record first quarter results and profitability, even as we continued to invest in our strong sales growth and areas with significant future growth potential, including the expansion of our solid state luminaire and lighting controls portfolio as well as our building management, software, and Internet of Things solutions. Gross profit margin of 43.4 percent increased 120 basis points over prior year’s first quarter, while adjusted operating profit margin of 15.9 percent, the highest in the Company’s history, increased 100 basis points over last year’s first quarter adjusted operating profit margin. We believe our record first quarter results reflect our ability to provide customers

News Release

truly differentiated value from our industry-leading portfolio of innovative lighting and control solutions along with superior service.”
The year-over-year growth in fiscal 2016 first quarter net sales was primarily due to a 14 percent increase in volume and approximately 3 percent from acquired revenues from acquisitions, partially offset by approximately 2 percent unfavorable impact from changes in foreign currency exchange rates and approximately 1 percent net unfavorable change in product prices and mix of products sold (“price/mix”). The increase in volume was broad-based across most product categories and key sales channels. Sales of LED-based products increased over 40 percent from the year-ago period and represented 52 percent of fiscal 2016 first quarter net sales.
Net cash provided by operating activities totaled $51.1 million for the first quarter of fiscal 2016 compared with $46.7 million for the year-ago period. Cash and cash equivalents at the end of the first quarter of fiscal 2016 totaled $560.2 million, a decrease of $196.6 million since the beginning of the fiscal year. The Company used $239.2 million for the acquisition of Distech Controls. The Company completed the acquisition of Juno Lighting Group (“Juno”) on December 10, 2015 for approximately $378 million, net of cash acquired.
As a consequence of recent acquisitions as well as expectations for future strategic acquisitions and the resulting effect of U.S. GAAP purchase accounting on amortization expense as well as the expected continued use of stock-based compensation to attract and retain talent and to further align the interests of management and stockholders, the Company began this quarter to further adjust GAAP financial results by adding back all amortization expense for acquired intangible assets and all stock-based compensation expense. Management believes that adjusted financial measures will enhance the reader’s overall understanding of the Company's financial performance and will be more comparable to adjusted results reported by other public companies in our industry. The following as further adjusted results for the first quarter of fiscal 2016 incorporate the aforementioned adjustments to the adjusted results as well as $2.9 million for all other amortization of acquired intangible assets and $5.9 million for all other stock-based compensation expense. As further adjusted results for the first quarter of fiscal 2015 include the aforementioned adjustments to the prior-year’s adjusted results as well as $2.9 million for amortization of acquired intangible assets and $4.1 million for stock-based compensation expense. As further adjusted operating profit margin for the first quarter of fiscal 2016 increased 110 basis points to 17.1 percent compared with an as further adjusted operating profit margin of 16.0 percent for the prior-year period. As further adjusted net income for the first quarter of fiscal 2016 was $77.4 million, an increase of $15.6 million, or 25 percent, compared with as further adjusted net income of $61.8 million for the prior-year period. As further adjusted diluted EPS for the first quarter of fiscal 2016

News Release

increased 24 percent to $1.77 compared with as further adjusted diluted EPS of $1.43 for the year-ago period.
Outlook
Mr. Nagel commented, “We remain very bullish about our prospects for continued future profitable growth. Third-party forecasts as well as key leading indicators suggest that the growth rate for the North American lighting market, which includes renovation and retrofit activity, will be in the mid-to-upper single digit range for fiscal 2016 with expectations that overall demand in our end markets will continue to experience solid growth over the next several years. Our order rates through the month of December reflect this favorable trend. Additionally, we completed the acquisitions of Juno and Geometri after the close of the first quarter. We expect the addition of Juno over the long term to meaningfully expand and strengthen our lighting solutions portfolio in both down and track lighting as well as enhance our presence in the residential and corporate accounts sales channels. In the short term, we expect the anticipated growth rate of Juno’s revenues to be somewhat muted due to the integration of certain sales channels. Juno had revenues of approximately $250 million in the trailing 12 months. Further, the addition of Geometri, a small yet fast growing business intelligence company, will enhance our growing business analytics capabilities as part of our software solutions portfolio to provide retailers and other building users with actionable data. Lastly, we expect to continue to outperform the growth rates of the markets we serve by executing our strategies to focus on growing renovation and tenant improvement projects, expand into underpenetrated geographies and channels, and grow from the continued introduction of new products and lighting solutions as part of our integrated, tiered solutions strategy.”
Mr. Nagel concluded, “We believe the lighting and lighting-related industry as well as building automation systems will experience solid growth over the next decade, particularly as energy and environmental concerns come to the forefront along with emerging opportunities for digital lighting to play a key role in the Internet of Things. We believe we are uniquely positioned to fully participate in this exciting industry.”
Non-GAAP Financial Measures
This news release contains non-GAAP financial measures such as “adjusted gross profit”, “adjusted selling, distribution, and administrative expenses” (“adjusted SD&A expenses”), “adjusted operating profit”, “adjusted operating profit margin”, “adjusted net income”, “adjusted diluted EPS”, “as further adjusted selling, distribution, and administrative expenses” (“ as further adjusted SD&A expenses”), “as further adjusted operating profit”, “as further adjusted operating profit margin”, “as further adjusted net income”, and “as further adjusted diluted EPS”. These measures are provided to enhance the reader's overall

News Release

understanding of the Company's current financial performance and prospects for the future. However, the Company’s non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures used by other companies, have limitations as an analytical tool and should not be considered in isolation or as a substitute for GAAP financial measures.
A reconciliation of each measure to the most directly comparable GAAP measure is available in this news release. In addition, the Current Report on Form 8-K furnished to the SEC concurrent with the issuance of this press release includes a more detailed description of each of these non-GAAP financial measures, together with a discussion of the usefulness and purpose of such measures.
Conference Call
As previously announced, the Company will host a conference call to discuss first quarter results today, January 8, 2016, at 10:00 a.m. ET. Interested parties may listen to this call live today or hear a replay at the Company's Web site: www.acuitybrands.com.
About Acuity Brands
Acuity Brands, Inc., with fiscal year 2015 net sales of $2.7 billion, is a North American market leader and one of the world’s leading providers of indoor and outdoor lighting and energy management solutions. Acuity Brands, headquartered in Atlanta, Georgia has operations throughout North America, and in Europe and Asia, and employs approximately 9,000 associates. The Company’s products and solutions are sold under various brands, including Lithonia Lighting®, Holophane®, Peerless®, Gotham®, Mark Architectural Lighting™, Winona® Lighting, Healthcare Lighting®, Hydrel®, American Electric Lighting®, Carandini®, Antique Street Lamps™, Juno®, Indy™, AccuLite®, Aculux™, DanaLite, NaviLite®, Sunoptics®, RELOC® Wiring Solutions, eldoLED®, Distech Controls®, and Acuity Controls™.
Forward Looking Information
This release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that may be considered forward-looking include statements incorporating terms such as "expects," "believes," "intends," “estimates”, “forecasts,” "anticipates," “may,” “should”, “suggests”, “remain”, and similar terms that relate to future events, performance, or results of the Company and specifically include statements made in this press release regarding: prospects for future profitable growth; third-party forecasts of a mid-to-upper single digit growth rate for the North American lighting market for fiscal 2016 and expectations that demand in the Company’s end markets will continue to experience solid growth over the next several years; expectation that over the long term

News Release

Juno will meaningfully expand and strengthen the Company’s lighting solutions portfolio and enhance its presence in the residential and corporate accounts sales channels, while in the short term the expectation that the anticipated growth rate of Juno’s revenues to be somewhat muteddue to the integration of certain sales channels; expectation that Geometri will enhance the Company’s growing business analytics capabilities; expectation that opportunities exist that will allow the Company to outperform the growth rates of the markets it serves and that the Company will pursue such growth opportunities; and expectation of solid growth over the next decade for the lighting and lighting-related industry as well as building automation systems and the Company’s position to fully participate. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the historical experience of Acuity Brands and management's present expectations or projections. These risks and uncertainties include, but are not limited to, customer and supplier relationships and prices; competition; ability to realize anticipated benefits from initiatives taken and timing of benefits; market demand; litigation and other contingent liabilities; and economic, political, governmental, and technological factors affecting the Company. Please see the other risk factors more fully described in the Company’s SEC filings including risks discussed in Part I, “Item 1a. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended August 31, 2015. The discussion of those risks is specifically incorporated herein by reference. Management believes these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and management undertakes no obligation to update publicly any of them in light of new information or future events.

News Release

ACUITY BRANDS, INC.
CONSOLIDATED BALANCE SHEETS
(In millions, except share and per-share data)

	November 30, 2015	August 31, 2015
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$560.2	$756.8
Accounts receivable, less reserve for doubtful accounts of $1.4 and $1.3 as of November 30, 2015 and August 31, 2015, respectively	415.7	411.7
Inventories	242.3	224.8
Prepayments and other current assets	37.0	20.1
Total Current Assets	1,255.2	1,413.4
Property, Plant, and Equipment, at cost:
Land	7.7	6.7
Buildings and leasehold improvements	141.2	128.4
Machinery and equipment	404.6	391.9
Total Property, Plant, and Equipment	553.5	527.0
Less — Accumulated depreciation and amortization	362.2	352.4
Property, Plant, and Equipment, net	191.3	174.6
Other Assets:
Goodwill	728.0	565.0
Intangible assets, net	303.0	223.4
Deferred income taxes	3.4	3.5
Other long-term assets	25.4	27.1
Total Other Assets	1,059.8	819.0
Total Assets	$2,506.3	$2,407.0
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$329.1	$311.1
Accrued compensation	34.0	78.2
Other accrued liabilities	149.6	131.6
Total Current Liabilities	512.7	520.9
Long-Term Debt	352.4	352.4
Accrued Pension Liabilities, less current portion	81.7	83.9
Deferred Income Taxes	57.3	31.7
Self-Insurance Reserves, less current portion	7.4	6.9
Other Long-Term Liabilities	59.9	51.2
Total Liabilities	1,071.4	1,047.0
Stockholders’ Equity:
Preferred stock, $0.01 par value; 50,000,000 shares authorized; none issued	—	—
Common stock, $0.01 par value; 500,000,000 shares authorized; 53,229,382 issued and 43,510,127 outstanding at November 30, 2015; 53,024,284 issued and 43,305,029 outstanding at August 31, 2015	0.5	0.5
Paid-in capital	812.1	797.1
Retained earnings	1,155.7	1,093.0
Accumulated other comprehensive loss	(113.2)	(110.4)
Treasury stock, at cost, 9,719,255 shares at November 30, 2015 and August 31, 2015	(420.2)	(420.2)
Total Stockholders’ Equity	1,434.9	1,360.0
Total Liabilities and Stockholders’ Equity	$2,506.3	$2,407.0

News Release

ACUITY BRANDS, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (Unaudited)
(In millions, except per-share data)

	Three Months Ended
	November 30, 2015	November 30, 2014
Net Sales	$736.6	$647.4
Cost of Products Sold	417.2	374.4
Gross Profit	319.4	273.0
Selling, Distribution, and Administrative Expenses	206.6	176.3
Special Charge	0.4	10.0
Operating Profit	112.4	86.7
Other Expense (Income):
Interest Expense, net	7.9	7.9
Miscellaneous Income, net	(0.7)	(0.9)
Total Other Expense	7.2	7.0
Income before Provision for Income Taxes	105.2	79.7
Provision for Income Taxes	36.8	28.6
Net Income	$68.4	$51.1

Earnings Per Share:
Basic Earnings per Share	$1.58	$1.18
Basic Weighted Average Number of Shares Outstanding	43.3	43.0
Diluted Earnings per Share	$1.57	$1.17
Diluted Weighted Average Number of Shares Outstanding	43.6	43.3
Dividends Declared per Share	$0.13	$0.13

Comprehensive Income:
Net Income	$68.4	$51.1
Other Comprehensive Income/(Expense) Items:
Foreign currency translation adjustments	(4.2)	(7.2)
Defined benefit pension plans, net of tax	1.4	(0.1)
Other Comprehensive Expense, net of tax	(2.8)	(7.3)
Comprehensive Income	$65.6	$43.8

News Release

ACUITY BRANDS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In millions)

	Three Months Ended
	November 30, 2015	November 30, 2014
Cash Provided by/(Used for) Operating Activities:
Net income	$68.4	$51.1
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation and amortization	14.3	11.3
Share-based compensation expense	6.4	4.1
Excess tax benefits from share-based payments	(13.9)	(9.2)
Gain on the sale or disposal of property, plant, and equipment	(1.1)	—
Deferred income taxes	—	0.4
Change in assets and liabilities, net of effect of acquisitions, divestitures and effect of exchange rate changes:
Accounts receivable	12.4	(0.7)
Inventories	(13.6)	(2.9)
Prepayments and other current assets	(13.6)	(8.8)
Accounts payable	10.8	(8.8)
Other current liabilities	(15.8)	6.7
Other	(3.2)	3.5
Net Cash Provided by Operating Activities	51.1	46.7
Cash Provided by/(Used for) Investing Activities:
Purchases of property, plant, and equipment	(23.1)	(18.5)
Proceeds from sale of property, plant, and equipment	2.1	—
Investments and acquisitions of business, net of cash acquired	(239.2)	—
Net Cash Used for Investing Activities	(260.2)	(18.5)
Cash Provided by/(Used for) Financing Activities:
Proceeds from stock option exercises and other	6.0	4.9
Excess tax benefits from share-based payments	13.9	9.2
Dividends paid	(5.7)	(5.6)
Other financing activities	—	(3.2)
Net Cash Provided by Financing Activities	14.2	5.3
Effect of Exchange Rate Changes on Cash	(1.7)	(3.0)
Net Change in Cash and Cash Equivalents	(196.6)	30.5
Cash and Cash Equivalents at Beginning of Period	756.8	552.5
Cash and Cash Equivalents at End of Period	$560.2	$583.0

News Release

ACUITY BRANDS, INC.
Reconciliation of Non-U.S. GAAP Measures
The tables below reconciles certain GAAP financial measures to the corresponding non-GAAP measures:

(In millions, except per-share data)	Three Months Ended November 30,		Increase (Decrease)		Percent Change
	2015	2014

Net Sales	$736.6	$647.4	$89.2		13.8%

Gross Profit (GAAP)	$319.4	$273.0
Add-back: Acquired profit in inventory - Distech	$0.6	$—
Adjusted Gross Profit (Non-GAAP)	$320.0	$273.0	$47.0		17.2%
Percent of Sales	43.4%	42.2%	120	bps

Selling, Distribution, and Administrative (SD&A) Expenses (GAAP)	$206.6	$176.3
Less: Acquisition-related professional fees	(1.1)	—
Less: Amortization of acquired intangible assets - Distech	(2.1)	—
Less: Share-based compensation expense - Distech	(0.5)	—
Adjusted SD&A Expenses (Non-GAAP)	$202.9	$176.3	$26.6		15.1%
Percent of Sales	27.5%	27.2%	30	bps

Less: Amortization of acquired intangible assets - All Other	(2.9)	(2.9)
Less: Share-based compensation expense - All Other	(5.9)	(4.1)
As Further Adjusted SD&A Expenses (Non-GAAP)	$194.1	$169.3	$24.8		14.6%
Percent of Sales	26.4%	26.2%	20	bps

Operating Profit (GAAP)	$112.4	$86.7
Add-back: Acquired profit in inventory - Distech	0.6	—
Add-back: Acquisition-related professional fees	1.1	—
Add-back: Amortization of acquired intangible assets - Distech	2.1	—
Add-back: Share-based compensation expense - Distech	0.5	—
Add-back: Special Charge	0.4	10.0
Adjusted Operating Profit (Non-GAAP)	$117.1	$96.7	$20.4		21.1%
Percent of Sales	15.9%	14.9%	100	bps

Add-back: Amortization of acquired intangible assets - All Other	2.9	2.9
Add-back: Share-based compensation expense - All Other	5.9	4.1
As Further Adjusted Operating Profit (Non-GAAP)	$125.9	$103.7	$22.2		21.4%
Percent of Sales	17.1%	16.0%	110	bps

News Release

(In millions, except per-share data)	Three Months Ended November 30,		Increase (Decrease)	Percent Change
	2015	2014

Net Income (GAAP)	$68.4	$51.1
Add-back: Acquired profit in inventory - Distech, net of tax	0.4	—
Add-back: Acquisition-related professional fees, net of tax	0.9	—
Add-back: Amortization of acquired intangible assets - Distech, net of tax	1.4	—
Add-back: Share-based compensation expense - Distech, net of tax	0.3	—
Add-back: Special charge, net of tax	0.3	6.3
Adjusted Net Income (Non-GAAP)	71.7	57.4	$14.3	24.9%
Add-back: Amortization of acquired intangible assets - All Other, net of tax	1.9	1.8
Add-back: Share-based compensation expense - All Other, net of tax	3.8	2.6
Adjusted Net Income (Non-GAAP)	$77.4	$61.8	$15.6	25.2%

Diluted Earnings per Share (GAAP)	$1.57	$1.17
Add-back: Acquired profit in inventory - Distech	0.01	—
Add-back: Acquisition-related professional fees	0.02	—
Add-back: Amortization of acquired intangible assets - Distech	0.03	—
Add-back: Share-based compensation expense - Distech	0.01	—
Add-back: Special Charge	0.01	0.15
Adjusted Diluted Earnings per Share (Non-GAAP)	$1.65	$1.32	$0.33	25.0%
Add-back: Amortization of acquired intangible assets - All Other	0.04	0.04
Add-back: Share-based compensation expense - All Other	0.08	0.07
As Further Adjusted Diluted Earnings per Share (Non-GAAP)	$1.77	$1.43	$0.34	23.8%